Exhibit 10.1.4

Rib-X Pharmaceuticals, Inc.

CONSULTING NON-QUALIFIED STOCK OPTION AGREEMENT

Rib-X Pharmaceuticals, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2001 Stock Option and Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of Participant (the “Participant”):

Date of this option grant:

Number of shares of the Company’s Common Stock subject to this option (“Option Shares”):

Option exercise price per share:	$

Number, if any, of Option Shares that are Vested Shares on grant date:

Option Shares that are Unvested Shares on grant date:

Vesting Start Date:

Vesting Schedule:

One month from Vesting Start Date:

Twelve months from Vesting Start Date:

Payment alternatives:	Section 6(a) (i) through (iii)

Rib-X Pharmaceuticals, Inc.

Signature of Participant	By:
Name of Officer:
Street Address	Title:

City/State/Zip Code

Rib-X Pharmaceuticals, Inc.

CONSULTING NON-QUALIFIED STOCK OPTION AGREEMENT –

INCORPORATED TERMS AND CONDITIONS

1. Grant Under Plan. This option is granted pursuant to and is governed by the Company’s 2001 Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Grant as Non-Qualified Stock Option. This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3. Vesting of Option. If the Participant has provided consulting services through the dates listed on the vesting schedule set forth on the cover page hereof, the Participant may exercise this option for the number of shares of Common Stock set opposite the applicable vesting date. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Participant ceases to be a consultant to the Company) may be exercised only before the date which is ten years from the date of this option grant.

4. Termination of Consulting. If the Participant ceases to provide consulting services, other than by reason of death as defined in Section 5, no further installments of this option shall become exercisable, and this option may no longer be exercised after the passage of three months from the Participant’s last day of consulting to the Company, but in no event later than the scheduled expiration date. For purposes hereof, the consulting arrangement shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the consulting arrangement after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence.

5. Death. This option may be exercised only by the Participant’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 9, and this option may be exercised only on or prior to the date which is 180 days after the date of death (but not later than the scheduled expiration date).

6. Payment of Exercise Price.

(a) Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)	by check payable to the order of the Company; or

(ii)	if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)	subject to Section 6(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.

In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

(b) Limitations on Payment by Delivery of Common Stock. If Section 6(a)(iii) is applicable, and if the Participant delivers Common Stock held by the Participant (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Participant and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Participant paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Participant may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Participant free of any substantial risk of forfeiture for at least six months.

7. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Option Shares will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the                      a copy of which the Company will furnish to the holder of this certificate upon request and without charge.”

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Participant and if the Participant shall so request in the notice exercising this option, shall be registered in the name of the Participant and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Participant’s lifetime only the Participant can exercise this option.

10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Participant to exercise it.

11. Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

12. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Participant hereby agrees that the Company may withhold from the Participant’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Participant on exercise of this option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Participant will make reimbursement on demand, in cash, for the amount underwithheld.

13. Intentionally Left Blank

14. Lock-up Agreement. The Participant agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Option Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

15. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in Connecticut, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

16. Provision of Documentation to Participant. By signing this Agreement the Participant acknowledges receipt of a copy of this Agreement and a copy of the Plan.

17. Acquisition. Upon the consummation of an Acquisition (as defined in the Plan) this Agreement shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall be automatically substituted for the shares of Common Stock then subject to this Agreement the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition.

18. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, to the address set forth on the cover page hereof or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d) Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions and other provisions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Participant in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board.

(e) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(g) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Connecticut, without giving effect to the principles of the conflicts of laws thereof.